                                                                    EXHIBIT 23.3

                   CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

         The undersigned hereby consents to the incorporation by reference in the St. Mary Land & Exploration Company registration statement on Form S-8
(File No. 333-__________) of information contained in our reserve reports as of
January 1, 2000, 2001 and 2002 setting forth estimates of revenues from St. Mary
Land & Exploration Company's oil and gas reserves.

                             /S/ RYDER SCOTT COMPANY, L.P.
                            ------------------------------------
                            Ryder Scott Company, L.P.

Denver, Colorado
May 15, 2002